EXHIBIT 12
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                          WEINGARTEN REALTY INVESTORS
                       COMPUTATION OF RATIOS OF EARNINGS
                  AND FUNDS FROM OPERATIONS TO FIXED CHARGES
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                        Three Months Ended
                                                             March 31,
                                                        ------------------

                                                          1998      1997
                                                        --------  --------
Net income . . . . . . . . . . . . . . . . . . . . . .  $12,329   $12,776

Add:
Portion of rents representative of the interest factor      203       162
Interest on indebtedness . . . . . . . . . . . . . . .    8,334     6,898
Preferred dividends. . . . . . . . . . . . . . . . . .      574
Amortization of debt cost. . . . . . . . . . . . . . .       99       110
                                                        --------  --------
    Net income as adjusted . . . . . . . . . . . . . .  $21,539   $19,946
                                                        ========  ========

Fixed charges:
Interest on indebtedness . . . . . . . . . . . . . . .  $ 8,334   $ 6,898
Capitalized interest . . . . . . . . . . . . . . . . .      272       125
Preferred dividends. . . . . . . . . . . . . . . . . .      574
Amortization of debt cost. . . . . . . . . . . . . . .       99       110
Portion of rents representative of the interest factor      203       162
                                                        --------  --------
    Fixed charges. . . . . . . . . . . . . . . . . . .  $ 9,482   $ 7,295
                                                        ========  ========

RATIO OF EARNINGS TO FIXED CHARGES . . . . . . . . . .     2.27      2.73
                                                        ========  ========


Net income . . . . . . . . . . . . . . . . . . . . . .  $12,329   $12,776
Depreciation and amortization. . . . . . . . . . . . .    9,987     9,193
Gain on sales of property and securities . . . . . . .      (83)      (49)
Extraordinary charge . . . . . . . . . . . . . . . . .    1,392
                                                        --------
    Funds from operations. . . . . . . . . . . . . . .   23,625    21,920
Add:
Portion of rents representative of the interest factor      203       162
Interest on indebtedness . . . . . . . . . . . . . . .    8,334     6,898
Preferred dividends. . . . . . . . . . . . . . . . . .      574
Amortization of debt cost. . . . . . . . . . . . . . .       99       110
                                                        --------  --------
    Funds from operations as adjusted. . . . . . . . .  $32,835   $29,090
                                                        ========  ========

RATIO OF FUNDS FROM OPERATIONS TO FIXED CHARGES. . . .     3.46      3.99
                                                        ========  ========

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